UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

As previously disclosed, on August 6, 2015, a former employee of Provident Savings Bank, FSB ("Bank"), Christina Cannon, filed a lawsuit, Cannon vs. Provident Savings Bank, in the California Superior Court for the County of San Bernardino (Civil Action No. CIVDS1511235) seeking to represent a class of all non-exempt employees of the Bank in a class action lawsuit brought under California's Unfair Competition Law, Business & Professions Code section 17200 (the "Cannon Lawsuit"). The underlying claims include unpaid overtime (including off-the-clock work), meal and rest period violations, minimum wage violations, and failure to reimburse business expenses.
On September 8, 2017, the attorneys for the plaintiffs in the Cannon Lawsuit sent notification to the Bank and to the California Labor & Workforce Development Agency informing them of their intent to bring a claim under the Private Attorneys' General Act of 2004 ("PAGA") on behalf of all non-exempt employees and covering a variety of alleged wage and hour violations.
On September 12, 2017, the Bank, the wholly-owned subsidiary of Provident Financial Holdings, Inc. (the "Company") entered into a Memorandum of Understanding with the plaintiffs' representatives to memorialize an agreement in principle to settle the pending Cannon Lawsuit.
The Memorandum of Understanding assumes class certification for purposes of the settlement only and provides for an aggregate settlement payment by the Bank of $2.75 million, which includes all settlement funds, the class representative enhancement award, settlement administrator's expenses, any employer-side payroll taxes, and class counsel's attorneys' fees and costs. The Bank's decision to settle this matter was the result of the significant legal costs, distraction from day-to-day operating activities and substantial resources that would be required to defend the Bank in protracted litigation. In addition, the Bank determined that the settlement would reduce the Bank's potential exposure to damages, penalties, fines and plaintiffs' legal fees in the event of an unfavorable outcome in a court trial. The settlement includes the dismissal of all claims against the Bank and related parties in the Cannon Lawsuit and claim under the PAGA, without any admission of liability or wrongdoing attributed to the Bank. The settlement described in the Memorandum of Understanding remains subject to court approval and other customary conditions.
Because of the uncertainty surrounding this litigation, no litigation reserve had been previously established by the Company resulting in the full $2.75 million settlement expense being recognized in the first quarter of fiscal 2018.
Safe Harbor for Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the settlement of the Class Action Litigation are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, as well as the possibility that the court may materially alter or fail to approve the terms of the settlement in the Memorandum of Understanding. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2017	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating Officer and
Chief Financial Officer (Principal Financial and Accounting Officer)